Exhibit 10.4
                                                                    ------------

FACTORY CARD OUTLET
  OF AMERICA LTD.
         and
FACTORY CARD & PARTY OUTLET CORP.
(f/k/a Factory Card Outlet Corp.)
2727 Diehl Road
Naperville, Illinois 60563

Gentlemen:

         Subject to confirmation and pursuant to the terms of your Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"; capitalized terms used and not otherwise defined herein have their meanings herein as set forth in the Plan), the undersigned ("Vendor"), a Trade Terms Participant under the Plan, hereby agrees to supply merchandise to Factory Card Outlet of America Ltd. ("FCO") on and after the Effective Date of the Plan, on the following terms and conditions:

         1. Supply of Merchandise. FCO shall furnish to Vendor, from time to time, specifications for certain kinds of merchandise manufactured or distributed by Vendor ("Merchandise") in purchase orders (the "Purchase Orders") specifying the kinds and quantities of Merchandise and directions for shipment in sufficient time to enable Vendor to make delivery thereof in accordance with such specifications. Vendor agrees to accept the Purchase Orders and sell Merchandise to FCO as provided in the Purchase Orders, provided that, in the event Vendor is unable to meet all of the purchase requirements of its customers for any specific product or order, Vendor agrees to supply FCO with its fair share of such Merchandise covered by the Purchase Orders as compared to the percentage of such Merchandise supplied by Vendor under purchase orders placed by Vendor's other major freestanding retail customers.

         2. Trade Terms. Vendor shall supply Merchandise to FCO on and subject to (a) the credit limits, (b) the payment terms and (c) the seasonal advance limits set forth by Vendor on the Schedule of Vendor Trade Terms annexed hereto and made a part hereof.

         3. Termination Events. The obligation of Vendor to supply Merchandise and extend credit to FCO hereunder shall terminate immediately upon the happening of any one of the following events (each, a "Termination Event"):

                  (a) If FCO shall fail to pay when due any Purchase Order, except for specific products that are in dispute.

                  (b) If FCO shall fail to pay when due any principal of or interest on any of the Trade Conversion Notes.

                  (c) If at the request of any Trade Conversion Participant Factory Card & Party Outlet Corp. (f/k/a Factory Card Outlet Corp.) ("Factory Card") shall fail to convert into common stock of Factory Card any of the Trade Conversion Notes or any portion thereof in accordance with the terms of the Trade Conversion Notes.

                  (d) If an Event of Default shall have occurred under and as defined in the Working Capital Facility or under and as defined in any other credit agreement or any security agreement to which FCO and/or Factory Card is a party, which Event of Default shall not have been cured or waived.

                  (e) If FCO or Factory Card shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, including entry of an order for relief under the Bankruptcy Code, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (v) be adjudicated insolvent, or (vi) take corporate action for the purpose of any of the foregoing.

                  (f) If Vendor, as a Trade Conversion Participant, shall fail to have a valid perfected second priority security interest in all of Factory Card's and FCO's now owned and hereafter acquired inventory and other personal property in accordance with the terms of the Security Agreement and the Intercreditor Agreement.

         4. Monitoring. A representative designated by the Committee, under and as defined in the Collateral Trust Agreement, shall be allowed, during the four
(4) years following the Effective Date, to periodically (but not more than one time per three month period following the Effective Date) examine, pursuant to this agreement, the same financial records of FCO required to be made available to the lenders under the Working Capital Facility in order to verify FCO's compliance with this agreement and the absence of any Termination Event; provided, that any such representative shall agree to enter into a confidentiality agreement with FCO on terms and conditions reasonably satisfactory to FCO.

         Vendor hereby agrees to the foregoing.

         Please indicate your agreement to the foregoing by executing this agreement where indicated below.

                                 Very truly yours,

                                 VENDOR:

                                 MARYLAND PLASTICS, INC.

                                 By:/s/ John A. Soper, Jr.
                                    -----------------------------------------
                                 Title: Vice President
                                        -------------------------------------
                                 Date: April 3, 2002
                                       --------------------------------------

AGREED:

FACTORY CARD OUTLET
  OF AMERICA LTD.

By:/s/ Gary Rada
   --------------------------------
Name: Gary Rada
     ------------------------------
Title: President
       ----------------------------

FACTORY CARD & PARTY OUTLET CORP.
(f/k/a Factory Card Outlet Corp.)

By:/s/ Gary Rada
   --------------------------------
Name: Gary Rada
     ------------------------------
Title: President
       ----------------------------

                         SCHEDULE OF VENDOR TRADE TERMS
                                       TO
                              TRADE TERMS AGREEMENT



                               Vendor:      Maryland Plastics, Inc.
                               Address:     251 East Central Avenue
                                            Federalsburg, MD  21632


1.       Credit Limits:    $300,000


2.       Payment Terms:    30 days


3.       Seasonal Advance Limits:  N/A



                             VENDOR:

                             MARYLAND PLASTICS, INC.


                             By: /s/ John A. Soper, Jr.
                                ---------------------------------------------
                             Name:  John A. Soper, Jr.
                                  -------------------------------------------
                             Title: Vice President
                                   ------------------------------------------
                             Date:  April 3, 2002
                                  -------------------------------------------